                                                                    Exhibit 3.15

           No. 21575 Filed on the 25th day of July 1994 at 2:41 P.M.

                             File Number 5789-786-4

                            (STATE OF ILLINOIS LOGO)

                        OFFICE OF THE SECRETARY OF STATE

Whereas, ARTICLES OF INCORPORATION OF TITAN TIRE CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 13TH day of JULY A.D. 1994 and of the Independence of the United States the two hundred and 19TH.

(SEAL)


                                        /s/ George H. Ryan
                                        ----------------------------------------
                                        SECRETARY OF STATE

Form BCA-2.10              ARTICLES OF INCORPORATION

(Rev. Jan. 1991)           (STAMP)                        SUBMIT IN DUPLICATE!

George H. Ryan                                           This space for use by
Secretary of State                                         Secretary of State
Department of Business
Services                                               Date 7-13-94
Springfield, IL 62756
Telephone (217) 782-6961                               Franchise Tax   $ 25
                                                       Filing Fee      $ 75
Payment must be made by                                                ----
certified check,                                       Approved:       $100
cashier's check,
Illinois attorney's
check, Illinois C.P.A's
check or money order,
payable to "Secretary of
State."

1.   CORPORATE NAME: TITAN TIRE CORPORATION __________

     (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2.   Initial Registered Agent:      Maurice          M.         Taylor, Jr.
                                  First Name   Middle Initial    Last name

     Initial Registered Office:   2701 Spruce Street
                                        Number          Street    Suite #

                                        Quincy           62301     Adams
                                         City          Zip Code   County

3.   Purpose or purposes for which the corporation is organized:

     (If not sufficient space to cover this point, add one or more sheets of this size.)

     To engage in the business of manufacturing, producing, selling and distributing tires for agricultural implements, equipment and machinery, and for passenger cars and light trucks, and for all purposes incidental thereto, and to engage in the transaction of any or all other lawful business for which corporations may be incorporated under the Business Corporation Act of 1983, as amended.

4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

            Par Value     Number of Shares      Number of Shares     Consideration to be
 Class      per Share        Authorized      Proposed to be Issued    Received Therefor
------   --------------   ----------------   ---------------------   -------------------
Common   $ No Par Value      10,000,000               10,000             $10,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

                                                                         (STAMP)

                                     (over)

5789-786-4

5. OPTIONAL:   (a)  Number of directors constituting the initial board of directors of the corporation: _________________.

               (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                    Name                    Residential Address

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

6. OPTIONAL:   (a)  It is estimated that the value of all property to be owned by the corporation for the following year wherever located
                    will be:                                                       $____________________

               (b)  It is estimated that the value of the property to be located within the State of Illinois during the following year
                    will be:                                                       $____________________

               (c)  It is estimated that the gross amount of business that will be transacted by the corporation during the following year
                    will be:                                                       $____________________

               (d)  It is estimated that the gross amount of business that will be transacted from places of business in the State of
                    Illinois during the following year will be:                    $____________________

7. OPTIONAL:   OTHER PROVISIONS

               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated July 12, 1994.

          SIGNATURE AND NAME                            ADDRESS


1. /s/ William M. McCleery, Jr.         1.  525 Jersey Street, P.O. Box 1069
   ----------------------------------      -------------------------------------
   Signature                               Street

   William M. McCleery, Jr.                  Quincy       IL          62301
   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town    State        Zip Code


2.                                      2.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town     State       Zip Code


3.                                      3.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town     State       Zip Code

(Signatures must be in ink on original document, Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.

                                  FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25

-    The filing fee is $75.

-    The minimum total due (franchise tax + filing fee) is $100.

     (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

     Illinois Secretary of State             Springfield, IL 62756
     Department of Business Services         Telephone (217) 782-9522
                                                             782-9523

C 162 13

         No. 22368 Filed on the 16th day of August 1994 at 11:30 A. M.

Form BCA-1.15                     STATEMENT OF CORRECTION   File # 5789-786-4

(Rev. Jan. 1991)
                                                            SUBMIT IN DUPLICATE
George H. Ryan
Secretary of State                                         This space for use by
Department of Business Services           (STAMP)             Secretary of State
Springfield, IL 62756
Telephone (217) 785-2237                                Date 8/9/94
                                                        Franchise Tax  $7,475.00
Remit payment in check or money                         Filling Fee    $   25.00
order, payable to Secretary of                          Interest       $  149.50
State."                                                                ---------
                                                        Approved:      $7,649.50

1.   CORPORATE NAME: TITAN TIRE CORPORATION                              (STAMP)

2.   STATE OR COUNTRY OF INCORPORATION: Illinois

3.   Title of document to be corrected: Articles of Incorporation

4.   Date erroneous document was filed by Secretary of State: July 13, 1994

5.   Inaccuracy, error or defect:

     (Briefly identify the error and explain how it occurred. Use reverse side or add one or more sheets of this size if necessary)

     The Consideration to be Received for the shares to be issued was stated to be $10,000.00 when, in fact, the Consideration to be Received is $5,000,000.00.

6.   Corrected portion(s) of the document in corrected form:
     (If there is not sufficient space to cover this point, use reverse side or add one or more sheets of this size:)

4.   Authorized Shares, Issued Shares and Consideration Received:

                                           Number of Shares   Consideration
           Par Value    Number of Shares    Proposed to be    to be Receipt
Class      Per Share       Authorized           Issued           Therefor
------   ------------   ----------------   ----------------   -------------
Common   No Par Value      10,000,000           10,000        $5,000,000.00

7. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated August 9, 1994                       TITAN TIRE CORPORATION
                                           (Exact Name of Corporation)


attested by /s/ Richard A. Colletta       by /s/ Maurice M. Taylor
            ---------------------------      ------------------------
            (Signature of Secretary          (Signature of President or
               or Assistant Secretary)         or Vice-President)

            Richard A. Colletta, Secretary     Maurice M. Taylor, Jr., President
            (Type or Print Name and Title)     (Type or Print Name and Title)


C 199 4